EXHIBIT 10.54

                         AMENDMENT TO LICENSE AGREEMENT
                          & AGREEMENT ON OTHER MATTERS

         THIS AMENDMENT TO LICENSE AGREEMENT & AGREEMENT ON OTHER MATTERS ("Amendment") is executed this 30TH day of November, 1999 by and between FULL HOUSE MISSISSIPPI, LLC ("Licensee") and HARD ROCK CAFE INTERNATIONAL (USA), INC., a Florida corporation ("Licensor").

         WHEREAS, Licensor and Licensee are parties to that certain License Agreement dated as of November 18, 1998, a copy of which is attached hereto as Exhibit "A"; and

         WHEREAS, Licensor and Licensee wish to modify the License Agreement and agree to other matters as more particularly set forth herein.

         NOW, THEREFORE, in consideration of the foregoing mutual premises contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Licensor and Licensee agree as follows:

         1. RECITALS. The foregoing recitals are hereby incorporated by reference.

         2. CONFLICTS. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the unamended License Agreement, the terms of this Amendment shall control.

         3. DEFINED TERMS. Unless specifically defined herein, capitalized terms shall have the meaning ascribed to them in the License Agreement.

         4. DEFINITIONS AND INTERPRETATION. Section 1 of the License Agreement is hereby amended as follows:

                  A. The definition of "ACHIEVEMENT DATE" is deleted.

                  B. The definition of "ADJUSTED EBITDA" is deleted.

                  C. The definition of "COMPETITIVE TERRITORY" in the License Agreement shall be deleted and, for all purposes under the License Agreement, "Competitive Territory" shall mean the state of Mississippi.

                  D. The definition of "EBITDA" is deleted.

                  E. The definition of "FINANCING RATE" is deleted.

                  F. The definition of "INVESTMENT AGREEMENT" is deleted.


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                  G. The definition of "LEASE AGREEMENT" is amended to add
Exhibit "B-l" to the definition of the Lease Agreement.

                  H. The definition of "LICENSING FEE REVENUES" is deleted and replaced with the following:

                  "LICENSING FEE REVENUES" shall mean, during the relevant period, the aggregate of: (a) all revenues, income and proceeds of any kind from the rental of guest rooms, conference rooms and meeting rooms at the Hotel/Casino, excluding any Federal, state and municipal excise, sales, resort, use and other taxes collected from patrons or guests as a part of or based upon the sales price of any goods or services, including, without limitation, gross receipts, room, bed, admission, cabaret or similar taxes, including, without limitation, (i) the fair market values of any barter and other non-cash property and services received as an alternative to cash payments pursuant to recurring practices that reduce or offset or substitute for revenues, (ii) the fair value of any guest rooms offered to guests, customers or clients on a "complimentary" basis, without charge or for a reduced charge (other than to Hard Rock executives), whether as part of a "frequent traveler" program offered by Licensee (except for programs that grant awards based solely on paid room nights by a guest at the Hotel/Casino) or for any other reason, (iii) awards or any other form of incentive payments from any source whatsoever which are attributable to the rental of guest rooms the Hotel/Casino, and (b) the proceeds (after deduction from said proceeds of all necessary expenses incurred in the adjustment or collection thereof) of business interruption insurance actually received by Licensee with respect to the revenue items described in subsection (a) of this definition with respect to the Project.

                  Notwithstanding the above, and for the avoidance of doubt, the parties agree that Licensing Fee Revenues shall not include:
                  (i) any revenues, receipts and income of any kind received by Licensee from "gaming" as defined by Miss. Code Ann. /section/75- 76-5(l) (as hereafter amended), resulting from the operation of the Hotel/Casino; (ii) revenues from the Project's food and beverage operations; (ii) revenues generated by Licensor at the Hard Rock Cafe and the Hard Rock Retail Store located at the Project; (iii) revenues from the parking facility; and (v) revenues from any other ancillary Project facilities.

                  I. The definition of "MANAGEMENT AGREEMENT" is deleted.

                  J. The definition of "MEMORABILIA LEASE" is amended to add the following at the end of the definition ", except the references to "fifteen percent (15%)" contained in Section 4(A) thereof shall be changed to "ten percent (10%)"."

                  K. The definition of "NET-WIN" is deleted.

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                  L. The definitions of "OPERATING AGREEMENT" and "OPERATOR" are hereby deleted.

                  M. The definitions of "PREFERRED INVESTMENT" and "PRIMARY DEBT" are deleted.

                  N. The definitions of "REQUIRED EBITDA"and "TARGET EBITDA" are deleted.

                  0. The definition of "TOTAL PROJECT COST" is deleted.

                  P. Section 1(D) of the License Agreement is deleted.

         5. TERM. Section 3(B) of the License Agreement is amended to delete the last part of the Section commencing with "and (ii) the Continuing Fees..." through the end of such sentence. Section 3(C) of the License Agreement is hereby deleted.

         6.       COMPENSATION TO LICENSOR.

                  A. Section 4(A)(ii) of the License Agreement is amended to change "March 31, 1999" to "December 15, 1999".

                  B. The second sentence of Section 4(A) of the License Agreement is deleted. "Except as provided in the preceding sentence," is hereby deleted from the last sentence of Section 4(A) of the License Agreement.

                  C. Section 4(B) of the License Agreement is amended to change "five percent (5%)" to "three percent (3%)". Further, the following shall be added to section 4(B) of the License Agreement: "In no event shall this Section be construed so as to allow Licensor to share in any revenue generated by the Licensee's gaming operations at the Hotel/Casino."

                  D. Section 4(D) of the License Agreement is deleted and replaced with the following:

                  ANNUAL FEES. As further consideration for the grant f the right to use the Licensed Rights as provided herein, Licensee shall pay Licensor a non-refundable annual fee ("Annual Fee") in the amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000.00), Adjusted for Inflation, without regard to the revenues or financial performance of the Hotel/Casino. The Annual Fee shall commence on the Opening Date and continue for each year during the Term. The Annual Fee shall be payable in equal monthly installments in arrears within ten (10) days after the end of each calendar month.

                  E. The following shall be added as Section 5(G) to the License
Agreement:

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                  OFFSET BY LICENSE. The Lease Agreement requires an Affiliate of Licensor, Hard Rock Cafe International (STP), Inc. ("HRC-STP) to pay an ongoing rental to Licensee, all as more particularly described in the License Agreement ("Rental Payment. In the event HRC-STP does not pay Licensee the Rental Payment as required by the Lease Agreement, then in such event, Licensee, in addition to any other remedies it may have under the Lease Agreement, may offset the unpaid Rental Payments against the Fees coming due under this License Agreement.

         7.       DEVELOPMENT/OPERATION OF HOTEL/CASINO.

                  A. Section 5(A)(i) of the License Agreement is amended to delete "as provided in the Management Agreement."

                  B. Section 5(A)(ii) of the License Agreement is amended to delete "subject to an aggregate maximum cost of $270,000,000." Further, Section 5(A)(ii) is amended to change "350" to "300" and "500" to "700" in the third sentence of such subsection.

                  C. Section 5(P) is amended to delete the last sentence of such subsection.

         8.       ADVERTISING. Section 8(F) of the License Agreement is deleted.

         9. STANDARDS OF QUALITY AND OPERATION. Section 9(C) of the License Agreement is amended to delete the first part of the fourth sentence beginning with 'After the earlier.." through "...equity interests of Operator,".

         10.      SECTION 12.

                  A. Section 12(A)(i) of the License Agreement is amended (i) to delete "detailed"and insert in place thereof "preliminary" and (ii) to delete "Total Revenues and".

                  B. Section 12(A)(ii) of the License Agreement is amended to delete "and (F)" in the last line of such subsection.

                  C. Section 12(E) of the License Agreement is amended to add "as it relates to documenting Licensing Fee Revenues" after "Hotel/Casino".

         11.      TERMINATION.

                  A. Section 14(A)(7) of the License Agreement is amended to delete "the Management Agreement".

                  B. Section 14(B)(4)(a) of the License Agreement is deleted.

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         12.      NON-COMPETITION. Section 17(B) of the License Agreement is
amended to delete the second paragraph.

         13.      SECTION 21. Section 21 of the License Agreement is deleted.

         14.      SECTION 22.

                  A. Section 22(A) of the License Agreement is amended to delete "the Management Agreement, the Operating Agreement, the Investment Agreement," from the first sentence of such Section, and add 'the Termination Agreement between the parties dated as of the date of this Amendment' in place thereof.

                  B. Section 22(B) is amended to change Licensor's notice address to:

                           Hard-Rock Cafe International (USA), Inc.
                           6100 Old Park Lane
                           Orlando, FL 32835
                           Telephone No.: (407)-445-7625
                           Facsimile No.: (407) 445-7630
                           Attention:     General Counsel

                  C. Section 22(M) of the License Agreement is deleted and replaced with the following:

                  (M) INFLATION ADJUSTMENT. Whenever any provision of this Agreement or the Exhibits hereto requires that an amount be Adjusted for Inflation, such adjustment shall be based upon the "Inflation Index" (as defined below). Adjustments of amounts required to be Adjusted for Inflation under this Agreement shall be made every five (5) years on the anniversary date of this Agreement and shall be determined by multiplying the amount which is the subject of the escalation by a fraction the denominator of which is the "Inflation Index" for November 1999 (the "BASE MONTH"), and the numerator of which is the "Inflation Index" for the month immediately prior to the adjustment date (the "ADJUSTMENT MONTH"), provided that if the percentage change from the Base Month to the Adjustment Month is negative, no adjustment shall be made hereunder. Notwithstanding the above, the adjustments provided for above shall not exceed an annualized rate of two and one-half percent (2.5%) on a cumulative basis for the first five (5) years of the term of this Agreement and thereafter shall not exceed an annualized rate of three percent (3%) on a cumulative basis.

                  For purposes of this paragraph, the Inflation Index shall mean the U.S. City Average Price Index for All Urban Consumers for All Items (Base Year 1982

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                  -1984) as published by the United States Department of Labor,
                  Bureau of Labor Statistics; provided that if such index is discontinued or is unavailable, then the parties will substitute therefor a comparable index for use in calculating changes in the cost of living or purchasing power of consumers published by any other governmental agency, major bank, financial institution or university or by another recognized financial publication, with such adjustments as shall be reasonably necessary to produce substantially the same results as would have been obtained under the unavailable index.

                  D. Section 22(U) of the License Agreement is amended to change "Florida" to "Nevada".

The following Sections shall be agreements between the parties on matters other than the amendment of the License Agreement:

         15. FRANCHISE LAWS. Licensee and/or its Affiliates and/or its principals are sophisticated entities engaged in the business of operating hotels and/or casinos throughout the United States and have significant experience in the business of developing and operating hotels and/or casinos. Licensee and its Affiliates shall not initiate any claim or proceeding or take any action under, or with respect to, the franchise laws or regulations of any jurisdiction, with respect to the negotiation, execution delivery and performance of the License Agreement and this Amendment and the consummation of the transactions contemplated thereby. It is the intention of Licensor and Licensee that the negotiation execution, delivery and performance of the License Agreement as modified by this Amendment and the consummation of the transaction not trigger or be subject to the franchise laws and regulations of any jurisdiction, and benefits of the protection of any such laws is hereby expressly waived by Licensee.

         16.      RELEASES.

                  A. Licensee and its Affiliates (including, but not limited to, Full House Resorts, Allen E. Paulson, AEP & FHR, LLC), do hereby release, remise and forever discharge Licensor and its Affiliates (including, but not limited to, Hard Rock Cafe International (STP), Inc.), and each of their respective stockholders, members, directors, officers, employees and agents (the "Hard Rock Releasees"), from any and all claims, causes of action, controversies, damages, debts, demands, disputes, liabilities, settlements, or understandings, whatsoever, known or unknown, which such parties, or any of them, have as of the date of this Amendment against the Hard Rock Releasees arising out of or relating to the License Agreement, including any claims under applicable franchise laws. Notwithstanding the foregoing, the obligations of the Hard Rock Releasees to Licensee and its Affiliates under the terms and conditions of the License Agreement (as amended by this Amendment), the agreements contained in Sections 15-18 hereof, and the Termination Agreement between the parties dated of even date hereof shall continue in full force and effect from and after the date hereof.

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                  B. Licensor and its Affiliates, (including, but not limited to, Hard Rock Cafe International (STP), Inc.) do hereby release, remise and forever discharge Licensee and its Affiliates (including, but not limited to, Full House Resorts, Allen E. Paulson, AEP & FHR, LLC), and each of their respective stockholders, members, directors, officers, employees and agents (the "Full House Releasees"), from any and all claims, causes of action, controversies, covenants, damages, debts (excluding the unpaid Territory Fee), demands, disputes, settlements, or understandings, whatsoever, know or unknown, which the such parties, or any of them, have as of the date of this Amendment against the Full House Releasees arising out of or relating to the License Agreement. Notwithstanding the foregoing, the obligations of the Full House Releasees to Licensor and its Affiliates under the terms and conditions of the License Agreement (as amended by this Amendment), the agreements contained in Sections IS- 1 8 hereof, and the Termination Agreement between the parties dated of even date hereof shall continue in full force and effect from and after the date hereof.

         17. RATIFICATION. The License Agreement as modified by this Amendment is hereby ratified and confirmed, and as of the date hereof the License Agreement is in full force and effect. All provisions of the License Agreement not specifically modified herein remain in full force and effect.

         18. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon, and all of which shall constitute one and the same agreement.

         IN WITNESS WHEREOF, Licensor and Licensee have executed this Amendment as of the date and year first above written.

                         [SIGNATURES ON FOLLOWING PAGE)


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                                LICENSOR

                                HARD ROCK CAFE INTERNATIONAL
                                (USA), INC.

                                By:_____________________________________________
                                Name:___________________________________________
                                Its:____________________________________________

                                LICENSEE

                                FULL HOUSE MISSISSIPPI, LLC

                                By: AEP & FHR LLC, its sole member

                                By:      Full House Resorts, Inc., a member

                                         By:   /s/ GREGG R. GIUFFRIA
                                               ---------------------------------
                                         Name: Gregg R. Giuffria
                                         Its:  President

                                By:      Allen E. Paulson, a member

                                         /s/ ALLEN E. PAULSON
                                         ---------------------------------------
                                         Allen E. Paulson

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         The foregoing parties are executing this Amendment for the sole purpose of acknowledging and agreeing to the releases provided in Section 16 of this Amendment.

                                HARD ROCK CAFE INTERNATIONAL (STP), INC.

                                By:_____________________________________________
                                Name:___________________________________________
                                Its:____________________________________________

                                FULL HOUSE RESORTS, INC.

                                By:   /s/ GREGG R. GIUFFRIA
                                ------------------------------------------------
                                Name: Gregg R. Giuffria
                                Its:  President

                                /s/ ALLEN E. PAULSON
                                ------------------------------------------------
                                Allen E. Paulson

                                AEP & FHR LLC

                                By:      Full House Resorts, Inc., a member

                                         By:   /s/ GREGG R. GIUFFRIA
                                               ---------------------------------
                                         Name: Gregg R. Giuffria
                                         Its:  President

                                By:      Allen E. Paulson, a member

                                         /s/ ALLEN E. PAULSON
                                         ---------------------------------------
                                         Allen E. Paulson

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